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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of Earliest Event Reported): AUGUST 22, 2002

                               EB2B COMMERCE, INC.
               (Exact Name of Registrant as Specified in Charter)


          New Jersey                 0-10039             22-2267658
 (State or Other Jurisdiction of   (Commission       (I.R.S. Employer
           Incorporation)          File Number)    Identification Number)



            665 BROADWAY, NEW YORK, NEW YORK                    10012
  (Address of Registrant's Principal Executive Offices)       (Zip Code)

                                 (212) 477-1700
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

     On August 22, 2002,  eB2B Commerce,  Inc. (the  "Company")  received notice from the Nasdaq Listing Qualifications Panel that it had determined to delist the Company's common stock from quotation on The Nasdaq SmallCap Stock Market effective with the opening of business on August 27, 2002. The Panel's decision to delist was based upon the Company's failure to pay certain listing fees as required by Marketplace Rule 4310(c)(13). The Company had also been previously notified by Nasdaq that its common stock has not met either the minimum $1.00 per share bid price requirement or minimum market value of publicly held shares requirement for continued inclusion on the Nasdaq SmallCap Stock Market. A copy of the press release announcing the notice of delisting is attached hereto as
Exhibit 99.1, which press release is incorporated herein by reference. On August 27, 2002, the Company's common stock commenced trading on the Over the Counter Bulletin Board under the ticker symbol EBTB.OB.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)   Exhibits.

               99.1   The Company's Press Release dated August 26, 2002.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2002


                                    eB2B Commerce, Inc.


                                    By:       /s/ Robert Bacchi
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                                    Name:   Robert Bacchi
                                    Title:  Chief Operating Officer